EXHIBIT 11
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                            FOCUS ENHANCEMENTS, INC.
                    STATEMENT OF COMPUTATION OF LOSS PER SHARE




                                                              Years Ended December 31,
                                                             1997             1996
                                                          -----------     -------------

Net loss                                                  $(1,986,079)     $(10,772,410)
                                                          ===========      ============
Basic:

Weighted average number of common shares outstanding       12,727,934         9,020,688
                                                          ===========      ============
Diluted:

Weighted average number of common shares outstanding       12,727,934         9,020,688
Weighted average common equivalent shares
                                                          -----------      ------------

Weighted average number of common
shares outstanding used to calculate per share data        12,727,934         9,020,688
                                                          ===========      ============

Loss per share
        Basic                                             $     (0.16)     $      (1.19)
                                                          ===========      ============
        Diluted                                           $     (0.16)     $      (1.19)
                                                          ===========      ============

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